UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 7, 2015
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On June 7, 2015, the Board of Directors (the “Board”) of Amyris, Inc. (the “Company”) appointed Abraham (Bram) Klaeijsen to serve as a Class II director (whose initial term will expire at the Company’s annual meeting of stockholders to be held in 2018, or his earlier death, resignation or removal).  Mr. Klaeijsen fills the vacancy on the Board created by Nam-Hai Chua’s resignation, which was also effective on June 7, 2015.  Mr. Klaeijsen was designated to the Board by Maxwell (Mauritius) Pte Ltd. (together with its affiliates, “Temasek”) in connection with the preexisting right of Temasek to designate a director pursuant to a letter agreement dated February 23, 2012 among Temasek, the Company and the other parties thereto.

The descriptions of the Company’s relationship with Temasek, Mr. Klaeijsen’s biographical information, the agreements between the Company and Mr. Klaeijsen, and the expected standard grant of equity compensation for non-employee directors to Mr. Klaeijsen are each set forth in Item 5.02 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2015, and are incorporated herein.

Additionally, as a result of Dr. Chua’s resignation, the Board has reduced the Leadership Development and Compensation Committee of the Board from three directors to two directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 9, 2015	By:	/s/ Nicholas Khadder
Nicholas Khadder
SVP and General Counsel